Exhibit 10.1

THIRD AMENDMENT TO AMENDED

AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Third Amendment”), dated as of December 28, 2015, amends that certain Amended and Restated Credit Agreement, dated as of June 12, 2013, as amended by a First Amendment to Amended and Restated Credit Agreement dated December 20, 2013, a Consent to Reporting Extension dated as of July 23, 2015 (the “Initial Reporting Extension”), a Second Amendment to Amended and Restated Credit Agreement dated as of August 21, 2015, and a Consent to Additional Reporting Extension dated as of October 23, 2015 (the “Additional Reporting Extension”)(as so amended, the “Credit Agreement”), by and among ADVANCED DRAINAGE SYSTEMS, INC., a Delaware corporation (the “Borrower”), the GUARANTORS (as defined in the Credit Agreement), the LENDERS (as defined in the Credit Agreement) PARTY THERETO, and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WITNESSETH:

WHEREAS, pursuant to the Initial Reporting Extension and the Additional Reporting Extension referenced above, the Lenders extended the time for the delivery of (i) the audited financial statements of the Borrower for the fiscal year ended March 31, 2015, certified by independent certified public accountants in accordance with Section 8.3.2 [Annual Financial Statements] of the Credit Agreement (the “2015 Audited Financial Statements”), and (ii) the financial statements of the Borrower for the fiscal quarter ended June 30, 2015, (the “Q1 Quarterly Financial Statements”) and the financial statements of the Borrower for the fiscal quarter ended September 30, 2015 (the “Q2 Quarterly Financial Statements”), each to be delivered in accordance with Section 8.3.1 [Quarterly Financial Statements] of the Credit Agreement.

WHEREAS, the Borrower and the Guarantors have requested (i) that the Lenders provide an additional extension of time for the delivery of the 2015 Audited Financial Statements, the Q1 Quarterly Financial Statements and the Q2 Quarterly Financial Statements, (ii) that the Lenders agree to a modification with respect to the calculation of EBITDA under the Credit Agreement, and (iii) that the Lenders consent to the payment of the December Dividend (as hereinafter defined).

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

2. Amendments to Credit Agreement.

(a) The following definition set forth in Section 1.1 [Certain Definitions] of the Credit Agreement is amended and restated as follows:

“Consolidated EBITDAE for any period of determination shall mean, without duplication, (x) net income, plus, to the extent reducing net income, the sum, of amounts for (a) consolidated interest expense, (b) charges for federal, state, local and foreign income taxes, (c) total depreciation expense, (d) total amortization expense, (e) costs and expenses incurred in connection with the Transactions in an aggregate amount not to exceed $2,100,000, (f) non-cash charges reducing net income for such period, (g) ESOP Compensation, (h) ESOP Dividends on Unallocated Shares, (i) non-cash compensation related to stock options and restricted stock, and (j) one-time, nonrecurring expenses incurred during the fiscal quarters ending September 30, 2015, December 31, 2015 and March 31, 2016 related to the restatement of the Loan Parties’ financial statements, minus (y) non-cash gains increasing net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

For purposes of calculating Consolidated EBITDAE (a) with respect to a business acquired by the Loan Parties or Subsidiaries thereof pursuant to a Permitted Acquisition, Consolidated EBITDAE shall be calculated on a pro forma basis (determined on a basis consistent with Article 11 or Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the United States of America Securities and Exchange Commission), using historical numbers of any business so acquired, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and (b) with respect to a business or assets liquidated, sold or disposed of by the Loan Parties or Subsidiaries pursuant to Section 8.2.7 [Dispositions of Assets or Subsidiaries], Consolidated EBITDAE shall be calculated on a pro forma basis (determined on the basis stated above), using historical numbers of any business or assets so liquidated, sold or disposed of, in accordance with GAAP as if such liquidation, sale or disposition had been consummated at the beginning of such period.”

(b) The following new definitions are hereby inserted in Section 1.1 [Certain Definitions] of the Credit Agreement in alphabetical order:

“Third Amendment shall mean the Third Amendment to Amended and Restated Credit Agreement, dated as of December 28, 2015.”

“Third Amendment Effective Date shall mean the date upon which the Third Amendment became effective pursuant to its terms.”

3. Extension of Financial Reporting. In accordance with Section 11.1 [Modifications, Amendments or Waivers] of the Credit Agreement, the Administrative Agent

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and the Lenders hereby consent to the delivery by the Borrower of the 2015 Audited Financial Statements, the Q1 Quarterly Financial Statements and the Q2 Quarterly Financial Statements on or prior to January 31, 2016; provided, however, that, if the Borrower fails to deliver the 2015 Audited Financial Statements, the Q1 Quarterly Financial Statements and the Q2 Quarterly Financial Statements to the Administrative Agent on or before 11:59 P.M. (Pittsburgh, Pennsylvania time) on January 31, 2016, such default shall not become an Event of Default unless continuing unremedied for a period of thirty (30) days after such time on January 31, 2016, as such grace period is otherwise provided with respect violations of Section 9.1.4 by the terms thereof. The Administrative Agent and the Lenders hereby waive any Potential Default (including a Potential Default of Section 8.3.4.1 relating to required certification) resulting from the Loan Parties’ non-compliance with the provisions of the Credit Agreement with respect to the foregoing. The consents of the Lenders described in this paragraph are limited to the specific covenants referenced and do not constitute a consent to the waiver of any other covenant or provision of the Credit Agreement or any other Loan Document, nor do such consents indicate any agreement on the part of the Lenders to grant any such consent in the future.

4. Consent. On December 15, 2015, the Borrower paid a quarterly cash dividend of $0.05 per share to its shareholders of record at the close of business on December 1, 2015 (the “December Dividend”). The payment of the December Dividend is not permitted by Section 8.2.5 [Capital Distributions] of the Credit Agreement, and the Borrower has requested the consent of the Administrative Agent and Lenders to the payment of such December Dividend. In accordance with Section 11.1 [Modifications, Amendments or Waivers] of the Credit Agreement, the Administrative Agent and the Lenders hereby consent to the payment of the December Dividend. The Administrative Agent and the Lenders hereby waive any Potential Default or Event of Default resulting from the Loan Parties’ non-compliance with the provisions of the Credit Agreement with respect to the foregoing. The consents of the Lenders described in this paragraph are limited to the specific covenants referenced and do not constitute a consent to the waiver of any other covenant or provision of the Credit Agreement or any other Loan Document, nor do such consents indicate any agreement on the part of the Lenders to grant any such consent in the future.

5. Amendment Fee. The Borrower hereby agrees to pay a fee in the amount of $7,500 to each Lender, which fee shall be deemed to be earned on the Third Amendment Effective Date.

6. Conditions Precedent. The Borrower, the Guarantors and the Lenders acknowledge that this Third Amendment shall not be effective until the date each of the following conditions precedent has been satisfied (such date is referred to herein as the “Third Amendment Effective Date”):

(a) The Borrower, the Guarantors, the Required Lenders, and the Administrative Agent shall have executed, and delivered to the Administrative Agent, this Third Amendment;

(b) The Senior Noteholders (2010) under the Amended and Restated Private Shelf Agreement for the Borrower’s 5.60% Senior Series A Secured Notes due September 24, 2018 and 4.05% Senior Series B Secured Notes due September 24, 2019 have executed and delivered an amendment to such Amended and Restated Private Shelf Agreement between such Senior

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Noteholders (2010) and the Borrower pursuant to which such Amended and Restated Private Shelf Agreement is amended to be consistent with the amendments of the Credit Agreement as set forth in this Third Amendment;

(c) The Borrower shall have paid the amendment fee set forth in Section 5 of this Third Amendment to the Administrative Agent for further payment to the Lenders entitled to receive such fee;

(d) The Borrower and each Guarantor, by its execution and delivery of this Third Amendment, shall have and be deemed to have certified to the Administrative Agent and the Lenders that the certificates dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Borrower or such Guarantor, as applicable, on behalf of itself and the Guarantors, remain true, correct and complete on and as of the Third Amendment Effective Date, other than, with respect to the Secretary’s Certificate for the Borrower, such Secretary’s Certificate is hereby incorporated into this Amendment by this reference and revised by amending Mark B. Sturgeon’s officer title in each instance from “Secretary, Executive Vice President, Treasurer and Chief Financial officer” to “Executive Vice President”;

(e) Since March 31, 2015, no Material Adverse Change shall have occurred with respect to the Borrower or any of the Guarantors;

(f) The Borrower and the Guarantors shall have obtained all approvals and consents necessary to consummate the transactions contemplated by this Third Amendment;

(g) The Borrower shall have reimbursed the Administrative Agent all fees and expenses, including without limitation, reasonable attorneys’ fees, for which the Administrative Agent is entitled to be reimbursed; and

(h) All legal details and proceedings to be consummated and/or otherwise completed as of the Third Amendment Effective Date in connection with the transactions contemplated by this Third Amendment and all other Loan Documents to be delivered to the Lenders shall be in form and substance reasonably satisfactory to the Administrative Agent.

7. Incorporation into Credit Agreement. This Third Amendment shall be incorporated into the Credit Agreement by this reference.

8. Full Force and Effect. Except as expressly modified by this Third Amendment, all of the terms, conditions, representations, warranties and covenants of the Credit Agreement and the other Loan Documents are true and correct and shall continue in full force and effect without modification, including without limitation, all liens and security interests securing the Borrower’s indebtedness to the Lenders and all Guaranty Agreements executed and delivered by the Guarantors.

9. Reimbursement of Expenses. The Borrower unconditionally agrees to pay and reimburse the Administrative Agent and save the Administrative Agent harmless against liability for the payment of reasonable out-of-pocket costs, expenses and disbursements, including without limitation, fees and expenses of counsel incurred by the Administrative Agent in

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connection with the development, preparation, execution, administration, interpretation or performance of this Third Amendment and all other documents or instruments to be delivered in connection herewith.

10. Counterparts. This Third Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

11. Entire Agreement. This Third Amendment sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Third Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

12. Governing Law. This Third Amendment shall be deemed to be a contract under the laws of the State of Ohio, U.S.A. and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio, U.S.A. without regard to its conflict of laws principles.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE - THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Third Amendment as of the day and year first above written.

BORROWER:

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Executive Vice President

GUARANTORS:

STORMTECH LLC

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Secretary and Treasurer

HANCOR HOLDING CORPORATION

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Secretary and Treasurer

[SIGNATURE PAGE - THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ George M. Gevas
Name:	George M. Gevas
Title:	Senior Vice President

[SIGNATURE PAGE - THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., individually and as Co-Documentation Agent

By:	/s/ Michael E. Miller
Name:	Michael E. Miller
Title:	Vice President

[SIGNATURE PAGE - THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF MONTREAL

By:	/s/ John Dillon
Name:	John Dillon
Title:	Director

[SIGNATURE PAGE - THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING & TRUST COMPANY

By:	/s/ Brian J. Blomeke
Name:	Brian J. Blomeke
Title:	Senior Vice President

[SIGNATURE PAGE - THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Carl S. Tabacjar, Jr.
Name:	Carl S. Tabacjar, Jr.
Title:	Vice President

[SIGNATURE PAGE - THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIFTH THIRD BANK, individually and as Co- Syndication Agent

By:	/s/ William J. Whitley
Name:	William J. Whitley
Title:	Senior Vice President

[SIGNATURE PAGE - THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIRSTMERIT BANK, N.A.

By:	/s/ Robert G. Morlan
Name:	Robert G. Morlan
Title:	Senior Vice President

[SIGNATURE PAGE - THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., individually and as Co-Documentation Agent

By:	/s/ Jana Herzog
Name:	Jana Herzog
Title:	Authorized Officer

[SIGNATURE PAGE - THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY

By:	/s/ Austin Nugent
Name:	Austin Nugent
Title:	Officer